                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).


     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             Otter Tail Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Otter Tail Corporation
                                Annual Meeting of
                                  Shareholders

                              MONDAY, APRIL 8, 2002

                                  10 A.M., CST

                              BIGWOOD EVENT CENTER

                               921 Western Avenue
                      (Highway 210 West and Interstate 94)

                             Fergus Falls, Minnesota

                  Coffee will be served at 9:15, and lunch will follow the
                meeting. No reservation is necessary.

           Please present your admission ticket, which is attached to your proxy.









                                For information:

                  Email         sharesvc@ottertail.com

                  Internet      www.ottertail.com

                  Fax           218-739-8003

                  Phone         800-664-1259 or 218-739-8479

                  Mail          Otter Tail Corporation
                                Box 496
                                Fergus Falls, Minnesota 56538-0496




================================================================================

[OTTER TAIL CORPORATION LOGO]

                                                                   March 1, 2002


To the Holders of Common Shares
 of Otter Tail Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Corporation, which will be held at the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, at 10:00 A.M. on Monday, April 8, 2002.

Enclosed are a formal Notice of Annual Meeting and the Proxy Statement, which describe the business to be conducted at the meeting. The Board of Directors proposes that shareholders reelect Mr. Dennis R. Emmen, Mr. Kenneth L. Nelson, and Mr. Nathan I. Partain for three-year terms on the Board of Directors. Shareholders also will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of Otter Tail Corporation for 2002.

Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares. You may vote your shares on the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided with your proxy card. Of course, you still may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Dreyfus Retirement Services.

I have enclosed a question card with the proxy statement. If you have questions about Otter Tail Corporation that you would like to have answered at the meeting or in writing, please forward them to me.

I have enclosed a copy of Otter Tail Corporation's 2001 Annual Report, including financial statements.

                                        Sincerely,



                                        /s/ John C. MacFarlane
                                        ----------------------
                                        John C. MacFarlane
                                        Chairman of the Board and
                                        Chief Executive Officer

                            Notice of Annual Meeting

Notice is hereby given to the holders of common shares of Otter Tail Corporation that the Annual Meeting of Shareholders of the corporation will be held in the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, on Monday, April 8, 2002, at 10:00 A.M. to consider and act upon the following matters:

     1. To elect three Directors to Otter Tail Corporation's Board of Directors to serve a term of three years.

     2. To approve the appointment of Deloitte & Touche LLP as independent auditors for the year 2002.

     3. To transact such other business as may properly be brought before the meeting.




                                                         /s/     GEORGE A. KOECK
                                         ---------------------------------------
March 1, 2002                                                    GEORGE A. KOECK
                                         Corporate Secretary and General Counsel




                             Your vote is important


Please vote your proxy by telephone or the Internet as described in the instructions on the enclosed proxy card. Or sign and return the proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Dreyfus Retirement Services.

                                Table of Contents

Questions and Answers ..................................................... 1
Outstanding Voting Shares ................................................. 2
Election of Directors
        Nominees .......................................................... 3
        Continuing Directors .............................................. 4
Meetings and Committees of the Board ...................................... 5
Director Compensation ..................................................... 6
Management's Security Ownership ........................................... 6
Executive Compensation ....................................................
        Compensation Committee Report on Executive Compensation ........... 8
        Summary Compensation Table ........................................10
        Stock Options/SAR Grants in 2001 ..................................11
        Aggregated Option/SAR Exercises in Last Fiscal and
        Fiscal Year-End Options/SAR Values ................................12
        Pension and Supplemental Retirement Plans .........................12
        Severance and Employment Agreements ...............................14
Report of Audit Committee .................................................15
Stock Performance Graph ...................................................16
Approval of Auditors ......................................................16
Shareholder Proposals for the 2002 Annual Meeting of Shareholders .........17
Other Business ............................................................17

                      Proxy Statement Questions and Answers

1.   Q:  Why am I receiving these materials?

     A: The Board of Directors of Otter Tail Corporation provides these proxy materials for use at the Annual Meeting of Shareholders to be held on April 8, 2002. As a shareholder you are invited to attend the annual meeting, and you are entitled to vote on the proposals described in this proxy statement. These materials were sent to shareholders on or about March 1, 2002.

2.   Q:  Who is entitled to vote at the annual meeting?

     A: Only common shareholders of record at the close of business on February 15, 2002, are entitled to vote at the annual meeting. As of the record date, 24,664,906 common shares of Otter Tail Corporation were issued and outstanding. Each shareholder is entitled to one vote per share.

3.   Q:  What issues may I vote on at the annual meeting?

     A: You may vote on the election of three nominees to serve on the Board of Directors, to approve Deloitte & Touche LLP as independent auditors for 2002 and on any other business that is properly brought before the meeting.

4.   Q: How do I vote my shares?

     A: You may vote either in person at the annual meeting or by granting a proxy. If you vote by a proxy, then you have three options:

         -    Telephone
         -    Internet
         -    Mailing the proxy card

         If voting by proxy please refer to the instructions included on your card. Voting by proxy will not affect your right to vote your shares if you attend the annual meeting and desire to vote in person.

5.   Q:  May I change my vote?

     A: You have the right to revoke your proxy any time before the annual meeting by:

         - Providing written notice to an officer of Otter Tail Corporation and voting in person at the annual meeting.
         -    Submitting another proper proxy by telephone or the Internet.
         - Submitting a new written proxy bearing a later date at any time before the proxy is voted at the meeting.

 6.  Q:  How are the votes counted?

     A: In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees and FOR the appointment of Deloitte & Touche LLP as independent auditors.

         Shares voted as abstentions on any matter (or as "withhold authority" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained.

         If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

 7. Q: Where and when will I be able to find the results of the voting?

     A: The results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in its quarterly report on Form 10-Q for the second quarter of 2002 to be filed with the Securities and Exchange Commission.

         You also may find the results on our website www.ottertail.com.

 8.  Q:  Who bears the cost of soliciting votes for the annual meeting?

     A: Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to soliciting proxies by mail, officers and employees of Otter Tail Corporation may solicit them by telephone or in person. Employees receive no additional compensation for these solicitation activities.

                            Outstanding Voting Shares

The only persons known to Otter Tail Corporation to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5 percent of the outstanding common shares of Otter Tail Corporation as of February 15, 2002, are as follows:


       NAME AND ADDRESS                                     AMOUNT AND NATURE OF
       OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP                   PERCENT OF CLASS
       -------------------                                  --------------------                   ----------------
       Otter Tail Corporation
       Employee Stock Ownership Plan
       c/o Mellon Bank, N.A.                                       1,768,711                            7.17%
       One Mellon Bank Center
       Pittsburgh, PA  15258-0001


       Cascade Investment L.L.C.
       2365 Carillon Point                                         1,399,500                            5.67%
       Kirkland, WA  98033


     (1) The common shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which Mellon Bank is Trustee, subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the common shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all common shares allocated to their accounts (1,783,430 common shares as of December 31, 2001) and will receive a separate proxy for voting such shares. All common shares allocated to the participants for which no voting instructions are received will be voted by the Trustee in proportion to the instructed shares. All unallocated common shares held by the ESOP (none as of December 31, 2001) will be voted as directed by the Retirement Committee.

     (2) According to Form 13F dated February 12, 2002, the common shares owned by Cascade Investment L.L.C. are deemed to be owned beneficially by William H. Gates, III, as the sole member of Cascade Investment L.L.C.

                              Election of Directors

The terms of Mr. Dennis R. Emmen, Mr. Kenneth L. Nelson, and Mr. Nathan I. Partain expire at the time of the 2002 Annual Meeting of Shareholders. The Board of Directors nominates them for reelection to serve three-year terms ending at the time of the Annual Meeting in 2005.

The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve, or for good reason will not serve, which is a contingency not now anticipated.

Brief biographies of the Director nominees and continuing Directors follow. These biographies include their ages (as of the 2002 Annual Meeting of Shareholders) and outlines of their business experiences. Each Director has held the same position or another executive position with the same employer for the past five years.



                                                         PRINCIPAL                                                     DIRECTOR
NAME                                                     OCCUPATION                                           AGE       SINCE
------------------------------------------------------------------------------------------------------------------------------------

NOMINEES FOR ELECTION FOR A
 THREE-YEAR TERM EXPIRING IN APRIL 2005:

Dennis R. Emmen                                          Retired Senior Vice President-Finance,               68        1984
                                                         Treasurer and Chief
                                                         Financial Officer
                                                         Otter Tail Power Company
                                                         Fergus Falls, Minnesota

                                                         Mr. Emmen serves on the Audit and
                                                         Compensation Committees.
------------------------------------------------------------------------------------------------------------------------------------
Kenneth L. Nelson                                        President & CEO,                                     60        1990
                                                         Barrel O'Fun, Inc.
                                                         CEO, Kenny's Candy, Inc.
                                                         Owner, Nelson's Confections
                                                         (Production of snack foods)
                                                         Perham, Minnesota
                                                         President and CEO,
                                                         Tuffy's Pet Foods, Inc.

                                                         Mr. Nelson serves on the
                                                         Audit Committee.
------------------------------------------------------------------------------------------------------------------------------------
Nathan I. Partain                                        President, Chief Executive Officer,                  45        1993
                                                         and Chief Investment Officer
                                                         Duff & Phelps Utilities Income Inc.
                                                         (Closed-end Utility Income Fund)
                                                         Chicago, Illinois

                                                         Mr. Partain serves on the Audit,
                                                         Executive, and Nominating Committees.
------------------------------------------------------------------------------------------------------------------------------------

                                                 PRINCIPAL                                                              DIRECTOR
NAME                                             OCCUPATION                                                    AGE       SINCE
------------------------------------------------------------------------------------------------------------------------------------

DIRECTORS WITH TERMS THAT
EXPIRE IN APRIL 2004:

Arvid R. Liebe                                   President, Liebe Drug, Inc.                                   60       1995
                                                 (Retail business)
                                                 Owner, Liebe Farms, Inc.
                                                 Milbank, South Dakota

                                                 Mr. Liebe serves on the Compensation
                                                 and Executive Committees.
------------------------------------------------------------------------------------------------------------------------------------
John C. MacFarlane                               Chairman of the Board and                                     62       1983
                                                 Chief Executive Officer
                                                 Otter Tail Corporation
                                                 Fergus Falls, Minnesota

                                                 Mr. MacFarlane serves on the
                                                 Executive Committee.
------------------------------------------------------------------------------------------------------------------------------------
Gary J. Spies                                    Chairman and President                                        60       2001
                                                 Service Food, Inc.
                                                 (Retail business)
                                                 Fergus Falls, Minnesota
                                                 Chairman and President, Spies, Inc.
                                                 (Retail business)
                                                 Perham, Minnesota

                                                 Mr. Spies serves on the
                                                 Audit and Nominating Committees.
------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS WITH TERMS THAT
EXPIRE IN APRIL 2003:

Thomas M. Brown                                  Retired Partner                                               71       1991
                                                 Dorsey & Whitney LLP
                                                 Minneapolis, Minnesota

                                                 Mr. Brown serves on the Compensation
                                                 and Nominating Committees.
------------------------------------------------------------------------------------------------------------------------------------
Maynard D. Helgaas                               Owner/Chairman of the Board                                   67       1985
                                                 Midwest Agri-Development Corp.
                                                 (Farm equipment and supplies)
                                                 Jamestown, North Dakota

                                                 Mr. Helgaas serves on the Compensation
                                                 and Nominating Committees.
------------------------------------------------------------------------------------------------------------------------------------
Robert N. Spolum                                 Retired Chairman, President and CEO                           71       1991
                                                 Melroe Company
                                                 (Industrial equipment manufacturer)
                                                 Principal, Robert N. Spolum & Associates
                                                 (Business consulting)
                                                 Fargo, North Dakota

                                                 Mr. Spolum serves on the
                                                 Audit and Executive Committees.
------------------------------------------------------------------------------------------------------------------------------------


                      Meetings and Committees of the Board

The full Board of Directors of Otter Tail Corporation considers all major decisions of the corporation. The Board has established a standing Audit Committee, Compensation Committee, Nominating Committee, and Executive Committee so that certain important matters can be addressed in more depth than may be possible in a full Board meeting. Here is a brief description of each committee.

Audit Committee

The Audit Committee reviews accounting and control procedures. The committee is composed of five members of the Board of Directors who, for 2001, were Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, Gary J. Spies, and Robert N. Spolum. The committee held four meetings in 2001. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee on page 15.

Compensation Committee

The Compensation Committee reviews the compensation of the officers and the fees of Directors of the corporation and makes recommendations on compensation and fees to the Board of Directors. The committee administers the 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan. The committee is composed of four members of the Board of Directors who, for 2001, were Thomas M. Brown, Dennis R. Emmen, Maynard D. Helgaas, and Arvid R. Liebe. The committee held four meetings in 2001.

Executive Committee

The Executive Committee exercises certain powers of the Board between normally scheduled Board meetings and performs such assignments as the Board may assign to it. The committee is composed of four members of the Board of Directors who, for 2001, were Arvid R. Liebe, John C. MacFarlane, Nathan I. Partain, and Robert
N. Spolum. The committee held one meeting in 2001.

Nominating Committee

The Nominating Committee identifies qualified nominees for Board membership. Any shareholder may submit recommendations for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President, Otter Tail Corporation, Box 496, Fergus Falls, Minnesota 56538-0496. The Nominating Committee is composed of four members of the Board of Directors who, for 2001, were Thomas M. Brown, Maynard D. Helgaas, Nathan I. Partain, and Gary J. Spies. The committee held three meetings in 2001.


The full Board of Directors held a total of seven regularly scheduled and special meetings in 2001. The Board of Directors also held a planning retreat with senior management. Each incumbent Director attended at least 75 percent of the total of all meetings of the Board of Directors held during the period for which he was a Director and all meetings of the committees during the periods he served on such committees.

                              Director Compensation

Directors of Otter Tail Corporation (other than corporate officers) receive $24,000 per year for services as Directors, including service on committees. They receive a fee of $1,000 for attending each board and committee meeting. Each committee chair receives a retainer of $2,000 per year. Nonofficer Directors receive an actual travel expense allowance, or $100, if they are required to furnish their own transportation to Board meetings or committee meetings outside their city of residence.

Nonofficer Directors receive 2,000 nonqualified stock options, which are granted on the date of the annual meeting each year. The exercise price of all options granted was the average of the high and low sales price of Otter Tail Corporation's common shares on the date of grant. The options vest immediately and have an option term of 10 years.

Nonofficer Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock, or a combination of cash and stock. Nonofficer Directors also may elect to defer all or part of the payments according to Otter Tail Corporation's Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock. Cash deferrals receive interest at a rate equal to 1 percent over the prime commercial rate of U.S. Bank National Association. Stock is deferred in the form of restricted stock units and is credited quarterly with dividend equivalents equal to the dividend rate on Otter Tail Corporation common shares.

                         Management's Security Ownership

Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by Directors and the executive officers named in the Summary Compensation Table, as well as the number of shares owned by Directors and executive officers of the corporation as a group as of December 31, 2001:


                                                            AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP(1)(2)
------------------------                                  --------------------------

Thomas M. Brown                                                  6,768
Dennis R. Emmen                                                  7,000   (3)
John D. Erickson                                                26,638   (4)
Maynard D. Helgaas                                               5,506
Douglas L. Kjellerup                                            28,509   (5)
Arvid R. Liebe                                                   6,946   (6)
John C. MacFarlane                                             114,980   (7)
Lauris N. Molbert                                                3,600
Kevin G. Moug                                                   11,753   (8)
Kenneth L. Nelson                                               10,769
Nathan I. Partain                                                6,600   (9)
Gary J. Spies                                                    3,412   (10)
Robert N. Spolum                                                17,379
All Directors and executive officers as a group                274,658


(1) Represents outstanding common shares beneficially owned both directly and indirectly as of December 31, 2001. The common share interest of each named person and all Directors and executive officers as a group represents about 1 percent of the aggregate amount of common shares issued and outstanding. Except as indicated by footnotes below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

(2) Includes common shares held by the Trustee of Otter Tail Corporation's Employee Stock Ownership Plan for the account of executive officers of the corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. Erickson, 4,627 shares; Mr. Kjellerup, 11,059 shares; Mr. MacFarlane, 16,982 shares; and all other Directors and executive officers as a group, 15,236 shares.

     Includes the following common shares subject to options exercisable within 60 days of December 31, 2001; Mr. Brown, 4,000 shares; Mr. Emmen, 4,000 shares; Mr. Erickson, 18,250 shares; Mr. Helgaas, 4,000 shares; Mr. Kjellerup, 17,000 shares; Mr. Liebe, 4,000 shares; Mr. MacFarlane, 70,250 shares; Mr. Molbert, 2,500 shares; Mr. Moug, 10,750 shares; Mr. Nelson, 4,000 shares; Mr. Partain, 4,000 shares, Mr. Spies, 2,000 shares; Mr. Spolum, 4,000 shares.

(3) Includes 3,000 shares owned jointly with Mr. Emmen's wife as to which he shares voting and investment power.

(4) Includes 3,761 shares owned jointly with Mr. Erickson's wife as to which he shares voting and investment power.

(5) Excludes 29 shares owned by Mr. Kjellerup's wife as to which he disclaims beneficial ownership.

(6) Includes 380 shares owned jointly with Mr. Liebe's wife as to which he shares voting and investment power. Includes 26 shares owned by Mr. Liebe's minor children which he, as custodian, has voting and investment power.

(7) Includes 24,843 shares owned jointly with Mr. MacFarlane's wife as to which he shares voting and investment power.

(8) Includes 677 shares held jointly with Mr. Moug's wife as to which he shares voting and investment power.

(9) Includes 1,000 shares owned jointly with Mr. Partain's wife as to which he shares voting and investment power.

(10) Includes 1,000 shares held jointly with Mr. Spies' wife as to which he shares voting and investment power.

No Director or executive officer of Otter Tail Corporation owned beneficially, directly, or indirectly, on December 31, 2001, any shares of any series of cumulative preferred shares of the corporation except for Mr. Emmen, who owned 115 cumulative preferred shares of the $3.60 series.

The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to the corporation by each person included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Otter Tail Corporation's Directors and executive officers and holders of more than 10 percent of the corporation's common shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the corporation. With the exception of one late filing of a Form 4 on behalf of Mr. Ward Uggerud for the month of October, Otter Tail Corporation believes that during the year ended December 31, 2001, its Directors and executive officers complied with all
Section 16(a) filing requirements.

                             Executive Compensation

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is composed solely of Directors who are not current employees of Otter Tail Corporation. This committee is responsible for developing the corporation's executive compensation program and recommending it to the Board of Directors. The components of the executive compensation program are base salary, annual incentive bonuses, and long-term incentives in the form of stock options.

The Compensation Committee develops annual recommendations for the Chief Executive Officer and the other executive officers. The committee reviews market-based data prepared by the corporation's Senior Manager, Compensation and Benefits, in consultation with an independent executive compensation consultant, Towers Perrin.

Towers Perrin prepared 2001 market-based compensation data for the corporation. The Towers Perrin analysis established the market competitiveness for the seven top management positions of the corporation, providing information on base salary, annual bonuses, and total direct compensation.

Towers Perrin provided market data for the 25th, 50th, and 75th percentiles. The corporation utilized the 50th percentile as the midpoint for base salary for each executive management position and calculated salary ranges at 20 percent above and below the midpoint. Midpoints and ranges were based on either total consolidated revenue of the corporation or total electric revenue, depending on the executive officer's responsibilities.

BASE SALARY

The Chief Executive Officer makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for executive officers (other than himself) based upon the market data and analysis described above and other factors, which typically are subjective and reflect changes in corporate responsibilities. The Compensation Committee reviews the recommendations of the Chief Executive Officer for consistency with the market data analysis. The committee may adjust base salaries, however, as it sees fit without respect to the analysis or any other objective criteria.

ANNUAL INCENTIVE BONUSES

In 2001 the Compensation Committee implemented a new incentive bonus plan for the corporation's seven top executive officers, including the five that are Named Officers in the Summary Compensation Table. The Otter Tail Corporation Management Incentive Plan provides incentives to officers if the corporation achieves certain performance targets. The Compensation Committee is responsible for setting these performance targets near the end of the first quarter each year and establishes total target payout percentages for each of these officers. The performance targets are:

1. Corporate earnings per share. Each Named Officer receives 25 percent of the total target payout if Otter Tail Corporation achieves the targeted earnings per share. Each Named Officer receives 12 1/2 percent of the total target payout if the corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation exceeded the minimum performance level for earnings per share in 2001, but did not achieve the target.

2. Corporate return on equity. Each Named Officer receives 25 percent of the total target payout if Otter Tail Corporation achieves the targeted return on equity. Each Named Officer receives 12 1/2 percent of the total target payout if the corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation exceeded the targeted performance level for return on equity in 2001.

3. Utility net income. Each Named Officer, except Mr. Molbert and Mr. Kjellerup, receives 25 percent of the total target payout if the utility achieves its targeted net income. Each Named Officer receives 12 1/2 percent of the total target payout if the utility achieves the minimum performance level. Mr. Kjellerup receives 50 percent of his total target payout if the utility achieves its targeted net income and 25 percent of his total target payout if the utility achieves its minimum performance level for utility net income. Mr. Kjellerup receives additional increments, up to 200 percent of the total target payout, if the utility exceeds its targeted performance level for utility net income. Mr. Molbert is not included in this performance measure. Utility net income reached the maximum performance level in 2001.

4. Varistar return on capital. Each Named Officer, except Mr. Molbert and Mr. Kjellerup, receives 25 percent of the total target payout if Varistar achieves its targeted return on capital. Each Named Officer receives 12
     1/2 percent of the total target payout if Varistar achieves the minimum performance level. Mr. Molbert receives 50 percent of his total target payout if Varistar achieves its targeted return on capital; he receives 25 percent of his total target payout if Varistar achieves its minimum performance level for return on capital. Mr. Molbert receives additional increments, up to 175 percent of the total target payout, if Varistar exceeds its targeted performance level for return on capital. Mr. Kjellerup is not included in this performance measure. In 2001 Varistar exceeded the minimum performance level, but did not achieve its targeted return on capital.

The Compensation Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid to eligible employees. All incentive payments for 2001 were calculated using reported results, without modification.

LONG-TERM INCENTIVES

Long-term incentive compensation for executive officers is based on stock options that the Compensation Committee grants under Otter Tail Corporation's 1999 Stock Incentive Plan. The Stock Incentive Plan is designed to attract and retain employees, officers, consultants, independent contractors, and nonemployee Directors capable of assuring Otter Tail Corporation's future success. The Board of Directors has designated the Compensation Committee to administer the plan. The committee believes that executive compensation tied to stock price appreciation is an effective way to align management's interests with those of shareholders.

In 2001 the Compensation Committee awarded nonqualified stock options for 335,000 common shares to all executive officers as a group. The size of the grant awarded to each executive officer was intended to be competitive with awards to officers in similar positions in comparable companies, based on market data derived from the Towers Perrin analysis for the 50th percentile for long-term incentives and total direct compensation. The committee also considered other criteria, such as years of service and individual performance. The exercise price of all options granted was the average of the high and low sales price of Otter Tail Corporation's common shares on the grant date.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Board of Directors, upon the Compensation Committee's recommendation, sets the Chief Executive Officer's base salary. The committee determines the CEO's base salary according to the same criteria as it determines the base salaries for the other executive officers, without recommendation from the CEO. The committee determines the CEO's annual incentive bonus, if any, in the same manner that it determines the bonus of the other executive officers, depending on whether Otter Tail Corporation exceeds the targeted performance objectives discussed above. In 2001, the committee granted the Chief Executive Officer a nonqualified option to purchase 125,000 common shares, based on the same criteria and having the same terms as the options granted to the other executive officers.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table. It is the committee's policy to take reasonable steps to preserve this tax deduction.

Maynard D. Helgaas, Chair
Thomas M. Brown
Dennis R. Emmen
Arvid R. Liebe

Summary Compensation Table

The following table contains information about compensation to Otter Tail Corporation's Chief Executive Officer and its other four most highly compensated executive officers for each of the last three fiscal years (the "Named Officers").

                                                                                     LONG-TERM
                                                   ANNUAL COMPENSATION           COMPENSATION AWARDS
                                                                              Securities Underlying          All other
Name and principal position                 Year   Salary($)    Bonus ($)(1)     Options/SARS (#)        compensation ($)(2)
-----------------------------------------------------------------------------------------------------------------------------

John C. MacFarlane                          2001   $430,002     $268,594         125,000                    $14,678
Chairman of the Board and                   2000   $363,456     $151,970         125,000                    $13,790
Chief Executive Officer                     1999   $337,389     $51,511          52,000                     $13,093
-----------------------------------------------------------------------------------------------------------------------------
John D. Erickson                            2001   $248,625     $146,115         75,000                     $10,261
President                                   2000   $163,350     $45,534          25,000                     $5,552
                                            1999   $135,963     $26,131          16,000                     $7,175
-----------------------------------------------------------------------------------------------------------------------------
Lauris N. Molbert (3)                       2001   $212,913     $152,250         50,000                     $7,500
Executive Vice President,                   2000   $163,320     $191,423         20,000                     $9,500
Corporate Development;                      1999      -
President and Chief
Operating Officer, Varistar
-----------------------------------------------------------------------------------------------------------------------------
Kevin G. Moug (3)                           2001   $191,250     $83,563          25,000                     $7,500
Chief Financial Officer and                 2000      -            -               -                          -
Treasurer                                   1999      -            -               -                          -
-----------------------------------------------------------------------------------------------------------------------------
Douglas L. Kjellerup                        2001   $194,250     $74,063          20,000                     $8,937
Vice President, Chief                       2000   $174,510     $48,645          20,000                     $7,390
Operating Officer,                          1999   $157,629     $78,939          16,000                     $8,207
Energy Delivery
-----------------------------------------------------------------------------------------------------------------------------


(1) Includes awards under the incentive bonus programs for executive officers described above in the Compensation Committee Report on Executive Compensation.

(2) Amounts of All Other Compensation for 2001 consists of (i) amounts contributed by the Company under the Otter Tail Corporation Retirement Savings Plan for 2001 as follows: Mr. MacFarlane, $3,506; Mr. Erickson, $3,506; Mr. Kjellerup, $3,506; (ii) amounts contributed under the Varistar Corporation Retirement Savings Plan for 2001 are as follows: Mr. Molbert, $1,500; Mr. Moug, $1,500, (iii) the amount of the Company's contribution under the

     Employee Stock Ownership Plan for 2001 which was invested in Common Shares for the account of each Named Officer (except Mr. Molbert and Mr. Moug) was as follows: Mr. MacFarlane, $4,140; Mr. Erickson, $4,140; Mr. Kjellerup, $4,140; (iv) amounts contributed by the Company under the Nonqualified Profit Sharing Plan for 2001, as follows: Mr. MacFarlane, $6,332; Mr. Erickson, $1,915; Mr. Kjellerup, $591; (v) the amount contributed by Varistar to the Varistar Incentive and Deferral Plan for 2001: Mr. Molbert, $6,000; Mr. Moug, $6,000 and (vi) $700 for each of the Named Officers (except Mr. Molbert and Mr. Moug) pursuant to the Company's program to reimburse employees for unreimbursed medical expenses.

(3) Mr. Molbert became an executive officer on 4/10/2000. Mr. Moug became an executive officer on 4/9/2001.

Options/SAR grants in last Fiscal Year

The following table provides information on grants of stock options in 2001 to officers named below:


                                                              INDIVIDUAL GRANTS (1)
                              --------------------------------------------------------------------------
                                   NUMBER OF          PERCENT OF TOTAL
                                  SECURITIES            OPTIONS/SARS
                                  UNDERLYING              GRANTED           EXERCISE OR                       GRANT DATE
                                 OPTIONS/SARS         TO EMPLOYEES IN       BASE PRICE       EXPIRATION       PRESENT VALUE
NAME                              GRANTED (#)           FISCAL YEAR         ($/SHARE)          DATE              ($)(2)
-----------------------------------------------------------------------------------------------------------------------------

John C. MacFarlane                125,000              21.48%                 $26.25           4/8/11           $735,000
John D. Erickson                   75,000              12.89%                 $26.25           4/8/11           $441,000
Lauris N. Molbert                  50,000               8.59%                 $26.25           4/8/11           $294,000
Kevin G. Moug                      25,000               4.30%                 $26.25           4/8/11           $147,000
Douglas L. Kjellerup               20,000               3.44%                 $26.25           4/8/11           $117,600
-----------------------------------------------------------------------------------------------------------------------------

(1) Each option was granted with a term of ten years and becomes exercisable as to 25% of the common shares covered thereby on each of the first through fourth anniversaries of the grant date. All options become fully exercisable upon a change of control. The exercise price may be paid by delivery of common shares, and tax withholding obligations related to exercise may be paid by delivery or withholding of common shares.

(2) In accordance with Securities and Exchange Commission Rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Otter Tail Corporation's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value for the options granted: expected life of the option of seven years, volatility at 24.85%, dividend yield of 4.00% and discount rate of 5.50%.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table provides information on option exercises in 2001 by the officers named below and on the number and value of any unexercised options held by the these officers at the end of 2001:

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED IN-THE-
                                                                OPTIONS/SARS AT FISCAL               MONEY OPTIONS/SARS AT
                                     SHARES                        YEAR END (#)                     FISCAL YEAR END ($)(1)
                                  ACQUIRED ON      VALUE        ----------------------------------------------------------------
NAME                              EXERCISE (#)    REALIZED      EXERCISABLE    UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------------

John C. MacFarlane                           0        $0            70,250         231,750            $729,004        $1,527,376
John D. Erickson                             0        $0            18,250          97,750            $190,436          $498,604
Lauris N. Molbert                       10,000   $90,756             2,500          67,500             $26,569          $355,794
Kevin G. Moug                                0        $0            10,750          37,250            $112,418          $213,828
Douglas L. Kjellerup                         0        $0            17,000          39,000            $177,855          $264,785



(1) Based on $29.815 per share, which was the average of the high and low sales price of a common share on Nasdaq on December 31, 2001

Pension and Supplemental Retirement Plans

The following table estimates the aggregate annual amount of lifetime benefits as of January 1, 2002, that would be payable under Otter Tail Corporation's tax-qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated:


                                                                YEARS OF SERVICE
  ANNUAL FINAL                  -----------------------------------------------------------------------
AVERAGE EARNINGS                    15            20             25             30        40 OR MORE
-------------------------------------------------------------------------------------------------------

$    40,000                     $    7,651     $  10,201    $    12,752     $   15,302    $    16,832
$    60,000                     $   13,151     $  17,535    $    21,918     $   26,302    $    28,932
$    80,000                     $   18,651     $  24,868    $    31,085     $   37,302    $    41,032
$   100,000                     $   24,151     $  32,201    $    40,252     $   48,302    $    53,132
$   120,000                     $   29,651     $  39,535    $    49,418     $   59,302    $    65,232
$   140,000                     $   35,151     $  46,868    $    58,585     $   70,302    $    77,332
$   160,000                     $   40,651     $  54,201    $    67,752     $   81,302    $    89,432
$   180,000                     $   46,151     $  61,535    $    76,918     $   92,302    $   101,532
$   200,000                     $   51,651     $  68,868    $    86,085     $  103,302    $   113,632
$   220,000                     $   51,651     $  68,868    $    86,085     $  103,302    $   113,632
$   240,000                     $   51,651     $  68,868    $    86,085     $  103,302    $   113,632
-------------------------------------------------------------------------------------------------------


* Compensation used for benefits is limited to $200,000 from the qualified plan.

A participant's annual final average earnings is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant's retirement, which produces the highest average salary. As of December 31, 2001, the annual final average earnings and actual credited years of service for each of the Named Officers (except for Mr. Molbert) were as follows: Mr. MacFarlane, $368,099 (40.5 years); Mr. Erickson, $171,122 (22 years); Mr. Kjellerup, $169,540 (39 years).

The benefits listed in the preceding table were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, the Pension Plan includes no deduction for Social Security. The amounts shown in the table reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.

Otter Tail Corporation maintains the Executive Survivor and Supplemental Retirement Plan. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the Named Officers (except Mr. Molbert and Mr. Moug) is a participant in this plan. If a participant dies while employed or disabled, Otter Tail Corporation will pay the participant's beneficiary an amount equal to four times the participant's annual salary at the time of death. If a participant dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the participant's beneficiary a lesser amount, depending upon the participant's age at death and his or her vested percentage.

In addition to these survivor benefits, the Executive Survivor and Supplemental Retirement Plan provides retirement benefits. Under the plan, Otter Tail Corporation will pay a participant who retires at age 65 an annual retirement benefit for life (or, if more, for 15 years). The benefit will be equal to 70 percent of the participant's salary and bonuses during the 12 months before retirement, offset by the participant's Social Security benefit and the amount of the participant's benefit from the corporation's qualified pension plan if it were paid in the form of a single life annuity. A participant who retires early (after 10 years of service and age 55) or who terminates before retirement with a vested benefit in the plan will be paid a reduced amount. If a participant dies while still employed, his or her beneficiary will be paid the actuarial equivalent of the participant's benefit in 15 annual installments. Any time after a change in control or following termination of employment, a participant is entitled to receive upon request a lump sum distribution of 90 percent of his or her benefits in the plan with forfeiture of the remaining benefits. The Board of Directors has the right to amend, suspend, or terminate the plan, but no such action can reduce the benefits already accrued.

Otter Tail Corporation has purchased insurance on the lives of most of the participants to provide sufficient revenues to satisfy the benefit obligations payable under this plan. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the officers named below, assuming salary is unchanged from 2001 and bonus as determined by actuarial assumptions based on past financial performance is as follows: Mr. MacFarlane, $381,112; Mr. Erickson, $76,272; and Mr. Kjellerup, $70,816.

Mr. Molbert and Mr. Moug are participants in the Varistar Corporation Incentive and Deferral Plan. Under this plan, participants can defer up to 50 percent of base compensation and up to 100 percent of incentive compensation for the year. Varistar Corporation may contribute from 3 to 6 percent of their base pay and annual cash incentive (up to $200,000) to the plan annually. Corporation contributions vest upon the occurrence of the participant's retirement, death, or disability or in the event of a change in control. For purposes of this plan, normal retirement is defined as leaving the employment of Varistar Corporation after age 58. In 2001 Varistar Corporation contributed $6,000 to this plan on behalf of Mr. Molbert and $6,000 to this plan on behalf of Mr. Moug.

Severance and Employment Agreements

Otter Tail Corporation has entered into change of control severance agreements with certain of its executive officers, including Mr. MacFarlane, Mr. Kjellerup, and Mr. Erickson. These severance agreements provide for certain payments and other benefits if, following a change in control, Otter Tail Corporation terminates the officer's employment without cause, or the officer terminates his employment for good reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the officer's salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination); (ii) three years of continued life, health, and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between Otter Tail Corporation and the officer; and
(v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the severance agreements, "cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; "good reason" is defined to include a change in the employee's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "change in control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35 percent of the outstanding voting stock of the corporation, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the corporation's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

Otter Tail Corporation has entered into employment agreements with Mr. Molbert and Mr. Moug. The agreements provide that if Otter Tail Corporation terminates Mr. Molbert or Mr. Moug for any reason or if Mr. Molbert or Mr. Moug terminates employement for Reasonable Cause (as defined in the agreement), Mr. Molbert or Mr. Moug will receive his base pay in effect through the date of termination and a severance payment equal to one and one-half times the total compensation paid to Mr. Molbert or Mr. Moug in the most recent full calendar year preceding the date of termination. No severance is paid if Mr. Molbert or Mr. Moug terminates the agreement without Reasonable Cause or is terminated by the corporation due to an act of embezzlement or willful misconduct materially injurious to the corporation.

                           Report of Audit Committee

The Audit Committee of Otter Tail Corporation's Board of Directors is composed of five independent Directors, as defined under Rule 4200 of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the corporation's independent accountants, currently Deloitte & Touche LLP.

Management is responsible for the corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Otter Tail Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Otter Tail Corporation's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Otter Tail Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Robert N. Spolum (Chair)
Dennis R. Emmen
Kenneth L. Nelson
Nathan I. Partain
Gary J. Spies

                             Stock Performance Graph

The graph below compares the cumulative total shareholder return on Otter Tail Corporation's common shares for the last five fiscal years with the cumulative total return of the Nasdaq Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1996, and reinvestment of all dividends).

   Comparison of 5-year cumulative total return among Otter Tail Corporation, Nasdaq Market Index, and Edison Electric Institute Index

                                  [Line Graph]

                               1997            1998                1999                2000               2001
Otter Tail Corporation         $124.58         $138.12             $136.33             $211.07            $230.14
Nasdaq                         $122.32         $172.52             $304.29             $191.25            $152.46
EEI Index                      $127.37         $145.06             $118.08             $174.72            $159.37


                              Approval of Auditors

At the Annual Meeting, the Board of Directors will propose that shareholders approve the appointment of the firm of Deloitte & Touche LLP as the certified public accountants to audit the accounts of Otter Tail Corporation for 2002. This firm has no direct or indirect financial interest in Otter Tail Corporation. A partner of the certified public accounting firm of Deloitte & Touche LLP will be present at the annual meeting to answer questions and to make a statement if he or she desires to do so. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal.

AUDIT FEES

Audit fees that Deloitte & Touche LLP billed to Otter Tail Corporation for review of the corporation's annual financial statements for 2001 and the financial statements included in the corporation's quarterly reports on Form 10-Q for 2001 totaled $347,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Otter Tail Corporation did not engage Deloitte & Touche LLP to provide advice regarding financial information systems design and implementation during 2001.

ALL OTHER FEES

Fees that Deloitte & Touche LLP billed to Otter Tail Corporation for all other nonaudit services rendered to the corporation during 2001 totaled $279,450, primarily for tax related services. The Audit Committee considered and confirmed that the provision of these nonaudit services was compatible with maintaining the independence of Deloitte & Touche LLP as Otter Tail Corporation's independent auditors.

              Shareholder Proposals for 2003 Annual Meeting

Any holder of common shares of the corporation who intends to present a proposal which may properly be acted upon at the 2003 Annual Meeting of Shareholders of the corporation must submit such proposal to the corporation so that it is received at the corporation's principal executive offices at Box 496, Fergus Falls, Minnesota 56538-0496, on or before November 15, 2002, for inclusion in the corporation's Proxy Statement and form of Proxy relating to that meeting.










                                 Other Business

As of the date hereof, the Board of Directors of Otter Tail Corporation does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting, the proxies will vote thereon at their discretion.









     A copy of Otter Tail Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, is available without charge to shareholders. Address written requests to:

                                        Corporate Secretary
                                        Otter Tail Corporation
                                        Box 496
                                        Fergus Falls, MN 56538-0496

[OTTER TAIL CORPORATION LOGO]
215 South Cascade Street, Fergus Falls, MN 56537

                                 SEE OTHER SIDE


THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

                                                         Total Shares


                                                          Proxy Nbr


                                               Dated:                     , 2002
                                               ---------------------------


-----------------------------------     ----------------------------------------
Signature                               Signature, if held jointly

--------------------------------------------------------------------------------

               PLEASE RETURN UPPER PORTION IN ENVELOPE PROVIDED.



                          PLEASE VOTE YOUR PROXY...NOW!


PLEASE VOTE YOUR PROXY PROMPTLY. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED. IF YOU VOTE BY THE INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.



--------------------------------------------------------------------------------
                             OTTER TAIL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                              MONDAY, APRIL 8, 2002
                                    10:00 AM

                                ADMISSION TICKET

                                     (OVER)

                         [OTTER TAIL CORPORATION LOGO]

                                                                  ANNUAL MEETING
                                                                ADMISSION TICKET


Admission ticket for Otter Tail Corporation Annual Meeting of Shareholders, April 08, 2002 at 10:00 a.m. at the Bigwood Event Center, 921 Western Avenue (Highway 210 West and I-94), Fergus Falls, MN.


                                               Number of individuals
                                                                    ------------


PLEASE PRESENT THIS TICKET FOR ADMITTANCE OF SHAREHOLDER(S) NAMED ABOVE.

--------------------------------------------------------------------------------

                               VOTING INSTRUCTIONS
                  YOU MAY VOTE YOUR PROXY IN ONE OF THREE WAYS.

                                                             COMPANY NUMBER: 664
                                                                 CONTROL NUMBER:

 VOTE BY THE INTERNET -- http://secure.ottertail.com/proxy

     -  Use the Internet to vote your proxy 24 hours a day, 7 days a week.

     - You will be prompted to enter the 3-digit company number and the 6-digit control number, which you will find above.

     -  Internet voting will terminate at 12:00 noon C.S.T., April 5, 2002.

 VOTE BY TELEPHONE -- 1-888-514-5365

     - Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.

     - You will be prompted to enter the 3-digit company number and the 6-digit control number which are located above.

     -  Please note the following options:

          -  To vote as the Board of Directors recommends on All proposals:
             Press 1

          - To vote on each item separately, press 0. You will then hear these instructions:

              Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                          ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0.

              Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

          -  When asked, you must confirm your vote by pressing 1.

     -  Phone voting will terminate at 12:00 noon C.S.T., April 5, 2002.

 VOTE BY MAIL

     - Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

 Thank you for voting.


                             * Please detach here *
--------------------------------------------------------------------------------

                                      PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             OTTER TAIL CORPORATION

The undersigned hereby appoint MAYNARD D. HELGAAS and THOMAS M. BROWN (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 8, 2002, and at any adjournment thereof, and hereby directs that this proxy be voted as follows:

1. ELECTION OF DIRECTORS        FOR all nominees listed below        [ ]        WITHHOLD AUTHORITY                [ ]
                                (except as marked to the contrary below)        to vote for all nominees listed below


01) Dennis R. Emmen                           02) Kenneth L. Nelson                            03) Nathan I. Partain

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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2. THE APPOINTMENT OF DELOITTE & TOUCHE LLP as auditors.

                  FOR  [ ]      AGAINST  [ ]       ABSTAIN  [ ]


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                 SEE OTHER SIDE